                                                                  EXHIBIT 3.5(a)

                      RESTATED ARTICLES OF INCORPORATION OF
                                  MCRAE'S, INC.

     Pursuant to Section 64 of the Mississippi Business Corporation Act, the undersigned corporation, pursuant to a resolution duly adopted by its Board of Directors and Shareholders, hereby adopts the following Restated Articles of Incorporation which restate the Charter of Incorporation approved by the Secretary of State on December 31, 1926, and subsequent amendments thereto:

          1. The name of the corporation is McRae's, Inc.

          2. The period of existence of the corporation shall be ninety-nine years.

          3. The purposes for which the corporation is formed are:

               To conduct a general mercantile business, to operate a store or stores; to buy and sell at retail and wholesale, and for cash or on credit, and otherwise handle, sell, and deal in and deal with all types of merchandise commonly sold and bought in department stores or general stores, such as (but not limited to) all kinds of dry goods, shoes, clothing of all kinds, housewares, hardware, furniture, novelties, notions, groceries, and every kind of goods and merchandise bought and sold by department stores; and otherwise to manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, to invest, trade, deal in or deal with, goods, ware, and merchandise and real and personal property of every class and description.

               To buy, own, lease, sell or otherwise acquire or dispose of land, buildings; and equipment for the carrying on of a department store business or in connection with the operation of a store or stores; and to develop, operate, own, lease, or sell real estate of every type or description, including but not limited to shopping centers, shopping malls, office buildings, and all other types of real estate development.

               To own and operate restaurants.

               To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things, incidental or pertinent to or growing out of or connected with the aforesaid objects or purposes or any part of parts thereof.

          4. The amount of authorized capital stock is three million (3,000,000) shares of capital stock all of one class, with each share having a par value of One and No/100 Dollars ($1.00) each.

          5. The par value of shares is One and No/100 Dollars ($1.00).

          6. The names of the 1926 incorporators are:

               S.P. McRae, Jackson, Mississippi
               F.M. McRae, Jackson, Mississippi
               D.I. Meredith, Jackson, Mississippi

          7. The domicile is at Jackson, Hinds County, Mississippi.

          8. The rights and powers that may be exercised by this corporation are those conferred by the provisions of Chapter 24, Code of 1906, and the Mississippi laws amendatory thereof.

     These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Charter of Incorporation of this corporation as heretofore amended, and these Restated Articles of Incorporation supersede the original Charter of Incorporation and all amendments thereto.

     This Restatement of the Articles of Incorporation of the corporation was adopted by the shareholders on May 6, 1986 by the vote of 1,188,753 shares for such restatement and 0 shares against such restatement.

     Executed in duplicate on May 6, 1986.

                                        MCRAE'S, INC.


                                        By: /s/ RICHARD D. McRAE, JR.
                                            ------------------------------------
                                            President


                                        By: /s/ D. CARL BLACK, JR
                                            ------------------------------------
                                            Secretary

STATE OF MISSISSIPPI

COUNTY OF HINDS

     I, Nancy P. Bush , a notary public, do hereby certify that on this 6th day of May, 1986, personally appeared before me Richard D. McRae, Jr., who being by me first duly sworn, declared that he is the President of McRae's, Inc., that he executed the foregoing document as President of the corporation, and that the statements contained therein are true.


                                        NANCY P. BUSH
                                        ----------------------------------------
                                        NOTARY PUBLIC

My Commission Expires:

    7/9/89
(Notarial Seal)

                          (TO BE EXECUTED IN DUPLICATE)

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                                  McRAE's, INC.

     Pursuant to the provisions of Section 61 of Mississippi Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of this corporation is McRae's, Inc.

     SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on May 6 1986 in the manner prescribed by the Mississippi Business Corporation Act.

                               (Insert Amendment)

     The Articles of Incorporation are hereby amended to add a new paragraph 9, to read in full as follows:

          9. The corporation elects not to be governed by the Mississippi Shareholder Protection Act, Miss. Code Ann. Section 79-25-1.

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,188,753 and the number of shares entitled to vote thereon was 1,188,753 .

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class   (Note 1)   Number of Shares
-----   --------   ----------------
None

     FIFTH: The number of shares voted for such amendment was 1,188,753 and the number of shares voted against such amendment was 0

     SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment respectively, was:

                   Number of Shares Voted
                   ----------------------
Class   (Note 1)        For   Against
-----   --------        ---   -------
None

     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (Note 2)

     No Change

     EIGHTH: The manner in which such amendment effects a change in the amount of stated capital and the amount of stated capital (expressed in dollars) as changed by such amendment, are as follows: (Note 2)

     No Change

     Dated June 2 1986                  McRAE'S, INC.
                                        (Exact Corporate Title)


                                        By /s/ RICHARD D. MCRAE, JR.
                                           -------------------------------------
                                           Richard D. McRae, Jr.
     Notes: 1. If inapplicable,         Its __________________ President
            insert "None".


                                        By: /s/ D. CARL BLACK, JR.
                                            ------------------------------------
                                            D. Carl Black, Jr.
                                        Its _________________ Secretary

     STATE OF MISSISSIPPI
                          SS
     COUNTY OF HINDS

     I, Mildred Harden, a notary public, do hereby certify that on this 2nd day of June, 1986 personally appeared before me Richard D. McRae, Jr., who, being by me first duly sworn, declared that he is the President of McRae's, Inc. that he executed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                        /s/ MILDRED HARDEN
                                        ----------------------------------------
                                        Notary Public

My commission expires __________

(NOTARIAL SEAL)

F001-Page 1 of 3


                  OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
               P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                              Articles of amendment

     The undersigned persons, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1. Type of Corporation

     [X] Profit   [ ] Nonprofit

2. Name of Corporation

     McRae's, Inc.

3. The future effective date is _____________
   (Complete if applicable)

4. Set forth the text of each amendment adopted.

5. If an amendment for a business corporation provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page)

6. The amendment(s) was (were) adopted on

     03/6/2006 Date(s)

FOR PROFIT CORPORATION (Check the appropriate box)

Adopted by   [ ] the incorporators   [ ] directors without shareholder action
                                         and shareholder action was not
                                         required.

FOR NONPROFIT CORPORATION (Check the appropriate box)

Adopted by   [ ] the incorporators   [ ] board of directors without member
                                         action and member action was not
                                         required.

FOR PROFIT CORPORATION

7. If the amendment was approved by shareholders

(a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were

                     No of             No of votes              No of votes
Designation   outstanding shares   entitled to be cast   indisputably represented
-----------   ------------------   -------------------   ------------------------
30,000,000
  Shares           -153,818-            -153,818-                   -0-

F001-Page 2 of 3


                  OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
               P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                              Articles of amendment

________   _________________   ________________   ______________________

(b) EITHER

     (i) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was

               Total no. of votes   Total no. of votes
Voting group        cast FOR           cast AGAINST
------------   ------------------   ------------------

Common              -153,818-               -0-

__________     __________________   __________________

OR

     (ii) the total number of undisputed votes cast for the amendment by each voting group was total no. of undisputed
Voting group   votes cast FOR the plan
------------   -----------------------

 __________     _____________________

 __________     _____________________

and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

FOR NONPROFIT CORPORATION

8. If the amendment was approved by the members

(a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and the number of votes of each class indisputably represented at the meeting were

              No. of memberships       No. of votes            No. of votes
Designation       outstanding      entitled to be cast   indisputably represented
-----------   ------------------   -------------------   ------------------------

 _________     ________________     _________________     ______________________

 _________     ________________     _________________     ______________________

F001-Page 3 of 3


                  OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
               P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                              Articles of amendment

(b) EITHER

     (i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was

               total no. of votes   Total no. of votes
Voting class        cast FOR           cast AGAINST
------------   ------------------   ------------------

 __________     ________________     ________________

 __________     ________________     ________________

OR

     (ii) the total number of undisputed votes cast for the amendment by each class was total no. of undisputed
Voting class   votes cast FOR the amendment
------------   ----------------------------

 __________     __________________________

 __________     __________________________

and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting proud.

Signature                               (Please keep writing within blocks)


By: /s/ JAMES H. BAIREUTHER
    ---------------------------------

Printed Name                            Title
James H. Baireuther                     Senior Vice President and
                                        Chief Administrative Officer

                                   ATTACHMENT

4. Set forth the text of each amendment adopted.

     The name of the corporation is: Carson Pirie Scott II, Inc.